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                                                                    EXHIBIT 10.9

                              WILLBROS GROUP, INC.

                              DIRECTOR STOCK PLAN


     1. PURPOSE. The purpose of the Willbros Group, Inc. Director Stock Plan (the "Plan") is to advance the interests of Willbros Group, Inc., a Republic of Panama corporation (the "Corporation"), and its stockholders by providing a means to attract and retain highly qualified persons to serve as non-employee members of the Board of Directors of the Corporation and to promote ownership by such directors of a greater proprietary interest in the Corporation, thereby aligning such directors' interests more closely with the interests of stockholders of the Corporation.

     2. DEFINITIONS. In addition to the terms defined elsewhere in the Plan, the following terms, as used in the Plan, shall have the meanings indicated below:

          "Board" means the Corporation's Board of Directors.

          "Code" means the U.S. Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code include regulations thereunder and successor provisions and regulations.

          "Commission" means the U.S. Securities and Exchange Commission.

          "Common Stock" means common stock, par value U.S.$.05 per share, of the Corporation.

          "Eligible Director" or "Participant" means each member of the Board who, on the date on which an Option is to be granted under Section 6 hereof, is not a salaried officer or employee of the Corporation or any of the Subsidiaries.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules.

          "Fair Market Value" means, as of any given date, (a) at any time that Shares are listed on the NYSE, the closing sales price of a Share reported in the table entitled "New York Stock Exchange Composite Transactions" contained in The Wall Street Journal (or an equivalent successor table) for such date or, if no such closing sales price was reported for such date, for the most recent trading day prior to such date for which a closing sales price was reported, and (b) at any time that Shares are not listed on the NYSE, the value determined by such methods or procedures as shall be established from time to time by those members of the Board who are not eligible to receive and have not received Options under the Plan. For Options granted on the Initial Public Offering Date, the Fair Market Value shall be the price to the public for the Initial Public Offering.

          "Initial Grant Date" means (a) the Initial Public Offering Date or (b) if later, the date an Eligible Director is initially elected or appointed to the Board.
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          "Initial Public Offering" means the initial public offering of Shares pursuant to a registration statement filed under the Securities Act.

          "Initial Public Offering Date" means the date on which a registration statement providing for the registration of the Initial Public Offering of the Common Stock under the Securities Act becomes effective.

          "NYSE" means the New York Stock Exchange, Inc.

          "Option" means a right, granted under Section 6 hereof, to purchase a specified number of Shares at a specified exercise price during a specified time period. All Options shall be non-qualified stock options (i.e., stock options which are not intended to meet the requirements of Section 422 of the Code).

          "Retirement" means an Eligible Director's retirement from the Board at the end of any full term to which such Eligible Director was elected or an Eligible Director's retirement from the Board at any time at or after age 70.

          "Rule 16b-3" means Rule 16b-3, as applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

          "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time. References to any provision of the Securities Act include rules thereunder and successor provisions and rules.

          "Share" means a share of Common Stock and such other securities as may be substituted or resubstituted for such Share pursuant to Section 14 hereof.

          "Subsidiary(ies)" means one or more corporations in which the Corporation owns, directly or indirectly, not less than 50 percent of the total combined voting power of all classes of stock.

     3.   SHARES AVAILABLE UNDER THE PLAN.  Subject to adjustment as provided in
Section 14 hereof, the total number of Shares reserved and available for issuance under the Plan is 125,000. Such Shares may be authorized but unissued Shares, treasury Shares, or Shares acquired in the market for the account of the Participant. For purposes of the Plan, Shares that may be purchased upon exercise of an Option shall not be considered to be available after such Option has been granted, except for purposes of issuance in connection with such Option; provided, however, that, if an Option expires for any reason without having been exercised in full, the Shares subject to the unexercised portion of such Option shall again be available for issuance under the Plan; and provided further, that the number of Shares to be issued under the Plan upon exercise of an Option shall be reduced by the number of Shares surrendered by the Participant or withheld by the Corporation in payment of the exercise price of the Option.

     4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Board; provided, however, that any action by the Board relating to the Plan shall be taken only if, in addition to

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any other required vote, such action is approved by the affirmative vote of a majority of the members of the Board, even if not a quorum, who are not then eligible to participate in the Plan.

     5. ELIGIBILITY. Each Eligible Director shall be eligible to participate under the Plan; provided, however, any Eligible Director may decline any option which would otherwise be granted hereunder.

     6. OPTION GRANTS. Without further action by the Board or the stockholders of the Corporation, Participants under the Plan shall be automatically granted Options to purchase Common Stock, as follows:

          (a) INITIAL OPTIONS. On the Initial Grant Date, each Eligible Director shall be granted an option entitling him or her to purchase 5,000 Shares, plus 1,000 Shares for each full year of prior service by such Eligible Director as a member of the Board, subject to the limitations set forth in Section 8 below and at an exercise price determined in accordance with Section 7 below.

          (b) ANNUAL OPTIONS. On each anniversary of the Initial Grant Date on which an Eligible Director continues to be an Eligible Director, such Eligible Director shall be granted an option entitling him or her to purchase 1,000 Shares subject to the limitations set forth in Section 8 below and at an exercise price determined in accordance with Section 7 below.

     7. OPTION EXERCISE PRICE. Each option granted under the Plan shall be exercisable at an option price per share equal to 100 percent of the Fair Market Value on the date the Option is granted in accordance with Section 6 above.

     8. LIMITATIONS ON EXERCISE. Any Option granted under the Plan may be exercised (in accordance with Section 9 below), in whole or in part, from time to time after the date granted, subject to the following limitations:

          (a) No Option granted hereunder may be exercised before the expiration of six months after the date such Option was granted. Upon the expiration of such six-month period, each Option may be exercised for all of the total Shares covered by the Option or any portion thereof.

          (b) Subject to Section 11 below and to the limitations of Section 8(a) above, any Option granted under the Plan (or any unexercised portion thereof) may not be exercised:

               (i) more than six months after termination of any Eligible Director's service as a member of the Board for any reason other than death or Retirement, and then only to the extent that the Eligible Director could have exercised such Option on the date his or her service terminated in accordance with Section 8(a) above;

               (ii) more than 12 months after an Eligible Director's Retirement; or

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               (iii)  more than 12 months after the death of an Eligible
          Director, if such death occurs while serving as a member of the Board or during the six-month period referred to in subparagraph (i) above or the 12-month period referred to in subparagraph (ii) above (and then only to the extent that the Eligible Director could have exercised such Option on the date of death in accordance with Section 8(a) above);

     provided, however, that no Option granted hereunder may be exercised more than 10 years from the date the Option is granted.

     9. METHOD AND TIME OF EXERCISE; DELIVERY OF CERTIFICATES. Any Option granted under the Plan may only be exercised to purchase a minimum of 100 Shares at any one time. Any Option granted under the Plan shall be deemed exercised on the date written notice of the intent to exercise all or part of such Option is received by the Secretary of the Corporation at the Corporation's corporate headquarters. Such notice shall be either: (a) accompanied by a check payable to the order of the Corporation for the full purchase price of the Shares to be purchased pursuant to the terms of the Option; or (b) followed by prompt remittance of certificates representing Shares, either duly endorsed in blank or accompanied by a duly endorsed stock power, representing a sufficient number of Shares held by the Participant for at least six months whose value, based on the Fair Market Value on the date of exercise, equals the full purchase price of the Shares to be purchased; or (c) any combination of the foregoing. An Eligible Director shall have no interest in any Shares covered by any Option granted under the Plan until certificates for such Shares are issued and any Shares surrendered in payment pursuant to subsection (b) or (c) above shall be deemed outstanding until new certificates representing the Shares purchased upon the exercise of any Option are issued.

     10. TAX WITHHOLDING. Upon the exercise of an Option requiring tax withholding, the Participant will be required to pay to the Corporation for remittance to the appropriate taxing authorities an amount necessary to satisfy the Participant's portion of federal, state and local taxes, if any, incurred by reason of the exercise of an Option. In lieu of delivering cash to satisfy such withholding obligation, the Participant may elect to have Shares withheld from the Shares deliverable upon such exercise if such election is delivered to the Corporation in writing either (a) at least six months prior to the date the amount of the tax to be withheld is determined (the "Tax Date"), or (b) prior to the Tax Date and in any 10 business day period beginning on the third business day following the release of the Corporation's quarterly or annual summary statement of sales and earnings. The number of Shares so withheld shall have an aggregate Fair Market Value on the date of exercise sufficient to satisfy the applicable tax withholding requirements.

     11. NONTRANSFERABILITY. No Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and each Option shall be exercisable during the Participant's lifetime only by the Participant or the Participant's guardian or legal representative; provided, however, that the Committee may determine that these restrictions on transferability shall not apply to the extent Rule 16b-3 permits, or is amended to permit, the transfer of an Award by a Participant who is subject to Section 16 of the Exchange Act. If a Participant dies during the Option period, any Option granted to such Participant may be exercised by his or her estate or the person to whom the Option passes by will or the laws of

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descent and distribution, but only to the extent that the Participant could have exercised such Option on the date of death in accordance with Section 8 above.

     12. OTHER PROVISIONS; SECURITIES REGISTRATION. The grant of any Option under the Plan may also be subject to such other provisions as counsel to the Corporation deems appropriate, including without limitation, provisions imposing restrictions on resale or other disposition of the Shares issuable upon exercise of any Option and such provisions as may be appropriate to comply with applicable securities laws and stock exchange requirements. The Corporation shall not be required to issue or deliver any certificate for Shares purchased upon the exercise of any Option granted under the Plan prior to the admission of such Shares to listing on any stock exchange on which Common Stock at that time may be listed. If, at any time during the period any Option granted under the Plan is outstanding, the Corporation shall be advised by its counsel that the Shares deliverable upon an exercise of such Option are required to be registered under the Securities Act or any other securities law, or that delivery of such Shares must be accompanied or preceded by a prospectus meeting the requirements of the Securities Act, the Corporation will use its best efforts to effect such registration or provide such prospectus not later than a reasonable time following each exercise of such Option, but delivery of certificates for such Shares may be deferred until such registration is effected or such prospectus is available.

     All certificates for Shares delivered under the terms of the Plan shall be subject to such stop-transfer orders and other restrictions as counsel to the Corporation may deem advisable under applicable securities laws, rules and regulations thereunder, and the rules of any stock exchange on which Common Stock may be listed. The Corporation may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions or limitations that may be applicable to such Shares.

     13. TERM OF PLAN. No Option shall be granted under the Plan more than 10 years after April 16, 1996, the date the Plan was approved by the Board.

     14.  ADJUSTMENTS.

          (a) CORPORATE TRANSACTIONS AND EVENTS. In the event any recapitalization, reorganization, merger, consolidation, spinoff, combination, repurchase, exchange of Shares or other securities of the Corporation, stock split or reverse split, extraordinary dividend (whether in the form of cash, Shares, or other property), liquidation, dissolution, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, then an adjustment shall be made, in a manner that is proportionate to the change to the Shares and otherwise equitable, in (i) the number and kind of Shares reserved and available for issuance under Section 3 hereof, (ii) the number and kind of Shares to be subject to each automatic grant of an Option under
     Section 6 hereof, and (iii) the number and kind of Shares issuable upon exercise of outstanding Options, and/or the exercise price per Share thereof (provided that no fractional Shares shall be issued upon exercise of any Option). The foregoing notwithstanding, no adjustment may be made hereunder except as shall be necessary to maintain the proportionate interest of the

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     Participant under the Plan and to preserve, without exceeding, the value of outstanding Options and potential grants of Options.

          (b) INSUFFICIENT NUMBER OF SHARES. If at any date an insufficient number of Shares are available under the Plan for the automatic grant of Options at that date, Options under Section 6 hereof shall be automatically granted proportionately to each Eligible Director, to the extent Shares are then available (provided that no fractional Shares shall be issued upon exercise of any Option) and otherwise as provided under Section 6 hereof.

          (c) NOTICE OF ADJUSTMENT. Upon the occurrence of each event for which an adjustment with respect to an outstanding Option has been made as provided in this Section 14, the Corporation shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and binding upon each Participant.

     15. AMENDMENT AND TERMINATION OF PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or authority to grant Options under the Plan without the consent of stockholders or Participants, except that any amendment or alteration shall be subject to the approval of the Corporation's stockholders at or before the next annual meeting of stockholders of the Corporation for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system then in effect, and the Board may otherwise determine to submit other such amendments or alterations to stockholders for approval; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant with respect to any outstanding Options; and provided further, that any Plan provision that specifies the directors who may receive grants of Options, the amount and price of Shares that may be purchased upon the exercise of Options granted to such directors, and the timing of such grants of Options to such directors, or is otherwise a "plan provision" referred to in Rule 16b-3(c)(2)(ii)(B) under the Exchange Act, shall not be amended more than once every six months, other than to comport with changes in the Code, if such limitation on the frequency of Plan amendments is then required under Rule 16b-3 as a condition in order that any Plan transactions be exempt from Section 16(b) of the Exchange Act.

     16. GOVERNMENT REGULATIONS. The Corporation's obligation to sell and deliver Shares under Options granted under the Plan is subject to the requirements of any governmental authority with jurisdiction over the authorization, issuance or sale of such Shares.

     17. NOTICE. Any written notice to the Corporation required or permitted by any of the provisions of the Plan shall be addressed to the President of the Corporation at the principal offices of the Corporation and shall become effective only when it is received by the office of the President. Any written notice to a Participant required or permitted by any of the provisions of the Plan shall be addressed to such Participant at his or her address as reflected in the records of the Corporation and shall become effective only when it is received by such Participant.

     18. UNFUNDED PLAN. Insofar as it provides for grants of Options to acquire Shares in the future, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Shares upon exercise of Options under the Plan, any

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such accounts shall be used merely as a bookkeeping convenience.  The
Corporation shall not be required to segregate any assets that may at any time be represented by Shares purchasable under the Plan, and the Plan shall not be construed as providing for such segregation. Neither the Corporation nor the Board shall be deemed to be a trustee of any Common Stock purchasable under the Plan. Any liability of the Corporation to a Participant with respect to a grant under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Option agreement; no such obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

     19.  GENERAL PROVISIONS.

          (a) GOVERNING LAW. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan, to the extent not otherwise governed by the Code, the Securities Act or the Exchange Act, shall be governed by the laws of the Republic of Panama (without regard to the conflicts of laws rules thereof).

          (b) SEVERABILITY. If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Corporation, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Corporation, materially altering the intent of the Plan, it shall be deleted and the remainder of the Plan shall remain in full force and effect; provided, however, that, unless otherwise determined by the Corporation, the provisions shall not be construed or deemed amended or deleted with respect to any Participant whose rights and obligations under the Plan are not subject to the law of such jurisdiction or the law deemed applicable by the Corporation.

          (c) AGREEMENTS. Options may be evidenced by agreements or other documents executed by the Corporation and the Participant incorporating the terms and conditions set forth in the Plan, together with such other terms and conditions not inconsistent with the Plan as the Board may from time to time approve.

          (d) COMPLIANCE WITH LAWS AND OBLIGATIONS. The Corporation shall not be obligated to issue or deliver Shares under the Plan in a transaction subject to the registration requirements of the Securities Act or any other federal or state securities law, any requirement under any listing agreement between the Corporation and any stock exchange or automated quotation system, or any other law, regulation or contractual obligation of the Corporation, until the Corporation is satisfied that such laws, regulations and other obligations of the Corporation have been complied with in full. Certificates representing Shares issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Corporation, including without limitation any requirement that a legend or legends be placed thereon.

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          (e)  COMPLIANCE WITH RULE 16B-3.  It is the intent of the Corporation that this Plan comply in all respects with applicable provisions of Rule 16b-3. Accordingly, if any provision of this Plan or any agreement hereunder does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, or would preclude a director of the Corporation from being deemed a "disinterested person" under then-applicable provisions of Rule 16b-3, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant and to ensure the director's status as a "disinterested person" is unaffected.

          (f) NO RIGHT TO CONTINUE AS A DIRECTOR. Nothing contained in the Plan or any agreement hereunder shall confer upon any Participant any right to continue to serve as a member of the Board.

          (g) NO STOCKHOLDER RIGHTS CONFERRED. Nothing contained in the Plan or any agreement hereunder shall confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Corporation unless and until an Option is validly exercised in accordance with Section 9 hereof.

          (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for directors as it may deem desirable.

          (i) NONFORFEITABILITY. The interest of each Participant in Options under the Plan shall at all times be nonforfeitable.

     20. STOCKHOLDER APPROVAL, EFFECTIVE DATE AND PLAN TERMINATION. The Plan shall be effective if, and at such time as, the stockholders of the Corporation have approved it by the affirmative votes of the holders of a majority of the voting securities of the Corporation present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders. Unless earlier terminated by action of the Board, the Plan shall remain in effect until such time as no Shares remain available for issuance under the Plan and the Corporation and Participants have no further rights or obligations under the Plan.

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     Adopted by the Board of Directors of Willbros Group, Inc. on April 16,
1996.

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